SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2004

ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

(Exact name of registrant as specified in its charter)

Illinois	333-105040	36-4368292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Hart Road, Suite 210
Barrington, Illinois	60010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 264-4375

Former Name or Former Address, if Changed Since Last Report: Not applicable

Item 4. Changes in Registrant’s General Partner’s Certifying Accountant

(a)	On February 23, 2004, Beeland Management Company, L.L.C., as general partner (“General Partner”) of the Rogers International Raw Materials Fund, L.P., dismissed Nykiel, Carlin & Co., Ltd. (“Nykiel Carlin”) as the General Partner’s independent accountants, effective immediately, and engaged the services of Altschuler, Melvoin and Glasser, LLP (“AMG”) to serve as the General Partner’s independent public accountants for the 2003 fiscal year.

(b)	Nykiel Carlin’s reports on the General Partner’s financial statements for each of the years ended December 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

(c)	During the fiscal years ended December 31, 2002 and 2001 and through the date hereof, there were no disagreements with Nykiel Carlin on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Nykiel Carlin, would have caused Nykiel Carlin to make reference to the subject matter of the disagreement(s) in connection with its reports covering such periods.

(d)	During the fiscal years ended December 31, 2002 and 2001 and through the date hereof, there were no “reportable events” (hereinafter defined) requiring disclosure pursuant to Item 304 (a) (1) (v) of Regulation S-K. As used herein, the term “reportable events” means any of the items listed in paragraphs (a) (1) (v) (A) – (D) of Item 304 of Regulation S-K.

(e)	Effective February 23, 2004, the General Partner engaged AMG as its independent accountants. During the two years ended December 31, 2002 and through the date hereof, neither the General Partner nor anyone on its behalf consulted AMG regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the General Partner’s financial statements, nor has AMG provided to the General Partner a written report or oral advice regarding such principles or audit opinion.

(f)	The General Partner has requested that Nykiel Carlin furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of the letter from Nykiel Carlin dated February 25, 2004 is filed as Exhibit 16.1 to this Form 8-K.

Item 7. Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description
16.1	Letter from Nykiel, Carlin & Co., Ltd. to the Securities and Exchange Commission, dated February 25, 2004, regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 23, 2004

Rogers International Raw Materials Fund, L.P.

By:	Beeland Management Company, L.L.C.
General Partner

By:	/s/ Walter T. Price III
Managing Member

EXHIBIT INDEX

Exhibit Number	Description
16.1	Letter from Nykiel, Carlin & Co., Ltd. to the Securities and Exchange Commission, dated February 25, 2004, regarding change in certifying accountant.